                                                              Exhibit 99.B(12)

                                POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints W. Keith Schilit as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the "Commission"), any and all amendments (including without limitation post-effective amendments) to a registration statement, any and all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, or any other forms of documents, including without limitation, any registration statement on Form N-14, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the ASM Index 30 Fund, Inc., which is registered with the Commission (the "Registrant"), to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorney-in-fact and agent full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Registrant and undersigned person might or could do himself or in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Each of the undersigned persons has executed this Power of Attorney in the capacity and on the date indicated opposite the name of the undersigned person.

       NAME                            TITLE                            DATE
       ----                            -----                            ----
/s/ Daniel Calabria
-------------------                   Director                       April 9, 1999
Daniel Calabria



/s/ Jerome P. Feltenstein
-------------------------             Director                       April 12, 1999
Jerome P. Feltenstein


/s/ Arthur Salzfass
-------------------                   Director                       April 12, 1999
Arthur Salzfass